UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 WAYCOOL3D, INC.
                 (Name of Small Business Issuer in its Charter)

      New Jersey                                               22-3720629
      ----------                                               ----------
State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                                306 Demers Avenue
                        East Grand Forks, Minnesota 56721
                                  (218)773-3297
          (Address and telephone number of principal executive offices)

                                306 Demers Avenue
                        East Grand Forks, Minnesota 56721
(Address of principal place of business or intended principal place of business)

                                   Bradly Kerr
                       President and Chairman of the Board

                               Waycool3D.com, Inc.
                                306 Demers Avenue
                        East Grand Forks, Minnesota 56721
                                 (218) 773-3297
            (Name, address and telephone number of agent for service)

                          Copies of communications to:
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                              Freehold, New Jersey

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF             AMOUNT TO BE REGISTERED   PROPOSED MAXIMUM              AMOUNT OF
SECURITIES TO BE REGISTERED                                  AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
Common Stock (2)                      800,000                   $400,000                      $36.80
Par value $.0001 per share

Common Stock (3)                    1,880,000                   $940,000                      $86.48
Par value $.0001 per share

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c).

(2) Represents shares being sold to the public at $.50 per share.

(3) Represents shares owned by 4 of our security holders which are not part of this offering but can be sold at a price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary prospectus subject to completion dated May   , 2002

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                                 WAYCOOL3D, INC.

                         800,000 shares of Common Stock
                    Offering Price: $.50 per share ($400,000)

            1,880,000 shares of our common stock are being registered
               by selling security holders at a price of $.50 per
         share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We are offering 800,000 shares of our common stock, par value $.0001, through our officers, directors and employees at the offering price of $.50 per common share. We are also registering 1,880,000 shares of our common stock held by 4 of our security holders, known as the selling security holders which shares are being registered for resale pursuant to this registration statement.

Prior to this offering, there has been no public market for our common stock and there is no assurance that such a public market will develop or be sustained after the completion of the offering. The initial public offering price of our common stock has been determined by negotiation by us and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the factors described under the heading "risk factors" beginning on page 3.

Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is                 , 2002

                  PRICE TO PUBLIC           UNDERWRITING DISCOUNTS       PROCEEDS TO
                                            AND COMMISSIONS              COMPANY
Per Share                 $ .50                      $  0                     $.50
Total Maximum        $  400,000                      $  0                 $400,000


Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. The shares are being offered on a best efforts basis by our officers, directors and employees. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised.

Currently, our stock is not trading on any public market. It is our intention to have a market maker apply for trading on our behalf on the Over the Counter Bulletin Board ("OTC BB") following the effectiveness of this registration statement.

                               PROSPECTUS SUMMARY

Please note that throughout this prospectus, the words "we", "our" "us" or "WayCool" refers to Waycool3d, Inc. and not to the selling security holders.

About Us

Through our wholly owned subsidiary, Waycool3d.com, Inc., we use cutting-edge 3D technology in the development, manufacturing and production of 3D hardware, software, videos, lighting fixtures and home/office decor products for commercial and consumer use. We also provide video to our customers for our 3D video projectors in DVD format or by transmitting 3D signals to our customers via the Internet.

We focus on five complementary areas:

         1.       Research and Development;
         2.       Manufacture and Distribution of 3D products;
         3.       Production of 3D video content;
         4.       Internet Broadcasting; and
         5.       Sales and Promotion.

These divisions, with the exception of Internet Broadcasting, are staffed and fully functioning. Research and Development is strongly tied to manufacturing, production of 3D video and sales and promotion. We see collaboration as the key to launching a successful 3D product line. This tight collaboration allows us to be flexible and respond quickly to the changing marketplace. While we continue to produce 3D video projectors and the patented 3D Video Wall, we are also introducing a host of other new and exciting 3D products, from lighting fixtures to floor projectors to conference tables and jewelry boxes. We also produce the specially formatted still and video content for all of these products.

How We Are Organized

We were incorporated in the State of New Jersey on April 6, 2000 under the name of Segway VII Corp. We filed a Certificate of Amendment on April 23, 2002 changing our name to Waycool3D, Inc. On April 18,2002, we entered into a Stock Purchase Agreement and Share Exchange with Waycool3d.com, Inc., a Nevada corporation in which our shareholders transferred a total of 9,000,000 shares of our common stock to the shareholders of Waycool3d.com, Inc. Pursuant to the Agreement, Waycool3d.com, Inc. became our wholly owned subsidiary and the officers and directors of Waycool3d.com, Inc. became our officers and directors. At the same time, our sole officer and director resigned. Our total authorized common stock is 100,000,000 shares, $0.0001 par value. Our total authorized preferred stock is 20,000,000 shares, $0.0001 par value. We currently have 10,000,000 common shares outstanding and no preferred shares outstanding.

Waycool3d.com, Inc. was incorporated in the State of Nevada on May 22, 2000. Its total authorized common stock is 50,000,000 shares, $0.001 par value. 26,240,000 common shares are outstanding.

Where You Can Find Us

Our principal executive offices are located at 306 Demers Avenue, East Grand Forks, Minnesota 56721; and our telephone number is (218)773-3297.

Securities Offered by us

The maximum amount of shares offered by us is 800,000 shares of our common stock at $.50 per share, or $400,000. We will begin to sell shares on the date listed on the cover of this prospectus.

Minimum Subscription

The minimum subscription in this offering is $1,000 or 2,000 shares.

Additional Shares Being Offered

Our selling security holders that we have identified in this prospectus are offering an additional 1,880,000 of our shares at a price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from any sales of shares by our selling security holders. These shares will be available to be sold immediately after this registration statement becomes effective.

Each of the selling security holders may offer and sell from time to time shares of our common stock directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals.

Concurrent offerings

The selling security holder offering will run concurrently with the primary offering. 1,880,000 shares of our common stock owned by the selling security holders, will be registered by the registration statement of which this prospectus is a part. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares.

Application to OTC Electronic Bulletin Board

It is our intention to seek a market maker to apply for trading on the Over the Counter Electronic Bulletin Board, also known as the OTCBB, following the effectiveness of this registration statement.

                             SUMMARY FINANCIAL DATA

The following table sets forth our summary historical financial information for the years ended December 31, 2001 and 2000 for us and for our subsidiary, Waycool3D.com, Inc. The summary historical financial data should be read in conjunction with our financial statements, notes "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The financial statements for us for the years ended December 31, 2001 and 2000 have been audited by Gately & Associates, LLC, our independent certified public accountant. The financial statements for Waycool3d.com, Inc., our wholly owned subsidiary, for the years ended December 31, 2001 and 2000 have been audited by Brady, Martz & Associates, P.C., independent certified public accountants.

WAYCOOL3D,INC. a New Jersey corporation

                                  Year Ended                  Year Ended
                                  December 31,               December 31,
                                     2001                        2000
STATEMENT OF OPERATIONS

Revenues                      $                0          $               0

Net Income(loss)              $            (943)          $            (797)
Net Income(loss)per share     $Less than ($0.01)          $Less than ($0.01)
Number of Shares used in
calculation of net income             5,000,000                   5,000,000
(loss) per share

                               Year Ended        Year Ended
                               December 31,      December 31,
                               2001              2000

BALANCE SHEET DATA

Working Capital                $  10              $      3
Total Assets                   $  10              $      3
Total Shareholder's Equity     $(915)             $   (172)


WAYCOOL3D.COM, INC., a Nevada corporation

                              Year Ended         Year Ended
                               December 31,      December 31,
                               2001              2000
STATEMENT OF OPERATIONS

Revenues                      $      250        $        0
Net Income(loss)              $(342,824)        $ (35,516)
Net Income(loss)per share     $   (0.01)        $   (0.02)
Number of Shares used in
calculation of net income     26,240,000         2,100,000
(loss) per share

                               Year Ended        Year Ended
                               December 31,      December 31,
                               2001              2000

BALANCE SHEET DATA

Working Capital                $   43,935          $    564
Total Assets                   $  495,799          $  2,528
Total Shareholder's Equity     $(310,238)          $  2,528

                                  RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus before deciding to purchase shares of our common stock. Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

We will require additional funds to achieve our current business strategy and our inability to obtain additional financing could have a negative adverse effect on our ability to maintain business operations

Even with the proceeds from this offering, we may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have a material adverse effect on our ability to implement our growth strategy, and as a result, could require us to diminish or possibly cease our operations.

We depend upon our key employees to generate revenues and if we lose the services of these employees we will be unable to provide the services to our clients

Our success depends to a significant degree upon the services of our officers and key employees, specifically Bradly Kerr, Peter M. Zavoral and John T. Zavoral. We further believe that our future success will depend in large part upon our ability to attract and retain additional highly skilled technical, managerial, sales and marketing personnel. There can be no assurance that we will succeed in such efforts among intense competition for talents within our industry. Failure to attract and retain such personnel could prevent us from providing services to our clients and to operate our business.

We have a limited operating history that you can use to evaluate us and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company

We have only generated limited revenues to date. We have no significant assets or financial resources. We have been engaged solely in start-up activities and have not commenced material operations in our core business of developing, manufacturing and producing 3D hardware, software, videos, lighting fixtures and home/office decor products for commercial and consumer use. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. To address these risks, we must, among other things, respond to competitive developments; continue to attract, retain and motivate qualified persons, research and develop new technology; and commercialize services incorporating such technologies.

There can be no assurance we will be successful in addressing these risks or any other risks. We have not been in business long enough to make a reasonable judgment as to our future performance. There can be no assurance that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful. Since we have a limited operating history and there is no track record for this in the marketplace, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter to quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including:

         o        regulatory actions;
         o        market acceptance of our products and services;
         o        new product and service introductions; and
         o        competition.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

If we are unable to generate significant revenues from our operations, we may be unable to provide the products to our current customers and to expand our distribution network

If we are unable to generate significant revenues from our products, we will not be able to achieve profitability or continue operations. If we are unable to generate significant revenues, we could be forced to delay, scale back or eliminate certain product development programs. In addition, such inability to generate revenues could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment at significant risk.

Because we are a development stage company which is marketing our product, our business has a high risk of failure

We are a development stage company that is attempting to sell a new brand of products. Our business condition raises substantial doubt as to our continuance as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to sell enough of our products in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

The existence of recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business.

The OTC Bulletin Board will eventually be phased out due to the new proposed Bulletin Board Exchange which will be introduced in 2003 and will require us to meet qualitative listing standards or be quoted on the Pink Sheets

After this offering is completed, we will apply to the OTC Bulletin Board for a quotation of our shares of common stock. In 2003, the NASD has proposed a new market, the Bulletin Board Exchange, or BBX, which will eventually take the place of the OTC Bulletin Board. The BBX will have qualitative listing standards, but no minimum share price, income or asset requirements. The BBX's new system will bring increased speed and reliability to trade executions and improve the overall transparency of the marketplace. If we fail to meet the qualitative standards of the BBX by the time the OTC Bulletin Board is phased out, we will have to have our shares quoted on the Pink Sheets.

Sales by selling security holders may sell their shares below the $.50 offering price which may cause our stock price to fall and decrease demand in the primary offering may decrease the value of your investment

The selling security holder offering will run concurrently with the primary offering. 1,880,000 shares of the common stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered at the price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In the event that the selling security holders sell some or all of their shares, trading prices for the shares could fall below the offering price of the shares.

In addition, sales of substantial amounts of our common stock in the public market after this offering is completed could decrease the prevailing market price of our common stock. Sales of substantial amounts of common stock in the public market, or the perception that sales could occur, could decrease the prevailing market price for the common stock and could impair our ability to raise capital through a public offering of equity securities.

Control by our officers, directors and principal shareholders could prevent a change of control and may affect the market price of our common stock

Our current officers, directors and principal shareholders currently own 74.22% of our issued and outstanding common stock and if the full amount of shares are sold in this offering will own 68.72% of our issued and outstanding common stock. Accordingly, for as long as these shareholders continue to own more than 50% of our common stock, they will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. This concentration of ownership could have the effect of preventing us from undergoing a change of control in the future and might affect the market price of our common stock.

Investors that disagree with decisions made by our Board of Directors, will lack the ability to change the composition of our board of directors and therefore may lose their investment based on decisions made by our board of directors

Since the investors will own less than 10% of our outstanding shares and since the shareholders elect directors, if investors disagree with decisions made by the Board of Directors, the investors will lack the ability to change the composition of our board of directors. Therefore, the shareholders will have to rely on our current Board of Directors and may lose their investment if the Board of Directors does not make prudent business decisions.

Future sales of shares by our principal shareholders could adversely affect the market price of our common stock

There are 10,000,000 shares of our common stock outstanding, of which 7,422,046 shares (or 74.22%) are held beneficially by our principal shareholders. These shareholders will be able to sell these shares in the public markets from time to time, subject to certain limitations on the timing, amount and method of such sales imposed by SEC regulations. If these shareholders were to sell a large number of shares, the market price of our common stock could decline significantly. Moreover, the perception in the public markets that such sales by our principal shareholders might occur could also adversely affect the market price of our common stock.

Any acquisitions by us may disrupt our present business operations if we can not integrate the acquisitions into our business

We may seek to acquire other businesses, and we may be unable to identify, acquire, successfully integrate or profitably manage any business without substantial expense, delay or other operational or financial problems. We are unable to predict whether or when any prospective acquisitions will occur or the likelihood of a material transaction being completed on favorable terms and conditions. In addition, acquisitions of other companies commonly involve certain risks, including, among others:

* the difficulty of assimilating the acquired operations and personnel;
* the potential disruption of our ongoing business and diversion of resources and management time; * the possible inability of management to maintain uniform standards, controls, procedures and policies;
* the risks of entering markets in which we have little or no direct prior experience; and
* the potential impairment of relationships with employees or customers as a result of changes in management.

These risks may result in our failure to successfully integrate such acquisitions into our business and may cause us to have problems servicing our present clients. This failure may cause us to lose current business and significantly reduce our revenue stream. In addition, we may be unable to achieve the financial, operational and other benefits we anticipate from any acquisition. We may be unable to manage these companies profitably or successfully integrate their operations with our own. It is possible that these failed business ventures may cause us to cease or severely decrease operations due to the costs of operating such business.

Failure to develop and maintain our professional reputation may result in a loss of business as well as a failure to secure new customers and hire qualified employees

Our ability to obtain secure new customers depends heavily on our overall reputation as well as the individual reputations of our key employees. We intend to obtain new business from referrals by our customers. Therefore, the failure to satisfy our present customers, could seriously impair our ability to secure new business. As a service provider, we rely on the quality of our product and service to maintain our business and attract new customers. Any factor that diminishes our reputation or the reputations of any of our personnel could make it difficult for us to compete for new customers and qualified employees, which would result in a significant loss of business. Failure to obtain contracts through effective marketing programs and failure to secure funding for marketing could result in lower than anticipated revenues.

We have not secured intellectual property protection for all of our products and services and therefore we may be liable for possible infringement violations

We have one patent granted for the video wall and are in the process of filing for a patent on our 3D Video Monitor Attachment. We have no other patents, copyrights or other intellectual property protection for our products although we have applied to register WAYCOOL3D.COM as our trademark. We will continue to apply to file additional design and utility patent applications as we develop and market our new products to maintain and protect our products. There is no assurance that we will receive patent, copyright and/or trademark protection on our name and products in the future. There is no assurance that our products do not infringe the rights of others, and there is no assurance that any intellectual property rights can be secured or enforced to protect our proprietary rights. Any infringement of an intellectual right by us will have an adverse affect on our operations.

Intense Competition from other companies could negatively impact our business

At this time, we do not know of any other companies which compete in our specific market place. However, there is no assurance that one or more competitors will not develop products or services that are more effective or better accepted than those that we seek to commercialize. The market place for our services are fragmented and we face different sources of competition in providing our various services. We may be unable to compete successfully with competitors or with any new competitors. We may compete with larger companies which have significantly greater personnel, financial, managerial, technical and marketing resources than we do. This competition from companies with greater resources and reputations may result in our failure to maintain our existing customers as well as failure to generate new business.

In addition, we may face competition based on price. If our potential competitors lower rates as they relate to their products, then it may not be possible for us to sell our products at economically viable prices. Increased competition could result in:

     o    Lower than projected fees from our products;
     o    Lower profit margins on our products; and
     o    Our inability to produce additional products in a timely fashion.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our potential competitors may develop competing products and services that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have a negative effect on our business, financial condition and results of operations.

You may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a listing on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, you may be unable to liquidate your investment, which will result in the loss of your investment.

If a market for our common stock does develop, our stock price may be volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

     o    Our ability to generate revenues from the sale of our product;
     o    Increased competition from competitors who offer similar products; and
     o    Our financial condition and results of our operations.

The offering price of the shares of our common stock was arbitrarily determined and therefore should not be used as an indicator of the future market price of our shares

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.50 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of, and is not based upon, our actual value. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our shares of common stock.

"Penny Stock" rules may make buying or selling our common stock difficult

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker- dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;
-    Receive the purchaser's written consent to the transaction; and
-    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our shares of common stock and may affect your ability to resell your shares of our common stock.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus under "Risk Factors," Plan of Operation," "Business," and elsewhere are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."

In some cases, you can identify forward-looking statements by the words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements.

                                 USE OF PROCEEDS

We estimate that we will receive gross proceeds of $400,000 from the sale of the 800,000 shares of our common stock as the maximum amount of shares in this offering assuming an initial public offering price of $.50 per share. The net proceeds, after expenses of $50,000 payable by us in connection with this offering are estimated to be approximately $350,000. We cannot predict with certainty how the proceeds of this offering will be used, we currently intend to use them as follows:

                                                  Gross Proceeds
                                                  --------------
                                   $100,000                      $200,000                   $ 400,000
                                   --------                      ----------                 ----------
                        Dollar Amount    Percentage    Dollar Amount     Percentage  Dollar Amount   Percentage
                        -------------    ----------    -------------     ----------  -------------   ----------
Offering expenses       $ 50,000                50.00%    $ 50,000                25.00%    $ 50,000                12.50%


Working capital         $ 25,000                25.00%    $ 85,000                42.50%    $200,000                50.00%

Acquisitions            $ 20,000                20.00%    $ 50,000                25.00%    $100,000                25.00%

General corporate       $  5,000                 5.00%    $ 15,000                  7.5%    $ 50,000                12.50%
Purposes

Gross Proceeds          $100,000                  100%    $200,000                  100%    $400,000                  100%


Net Proceeds            $ 50,000                          $150,000                          $350,000

The cost, timing and amount of funds we need cannot be precisely determined at this time and will be based on numerous factors. Our board of directors has broad discretion in determining how the proceeds of this offering will be applied.

The foregoing represents our current best estimate of our use of the net proceeds derived from the exercise of the options to purchase the shares of our common stock, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. We reserve the right to change the use of the net proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

                       LACK OF MARKET FOR OUR COMMON STOCK

There is no established public trading market for our shares of common stock. We intend to seek a market maker to apply for a listing on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

                         DETERMINATION OF OFFERING PRICE

Since our shares of common stock are not listed or quoted on any exchange or quotation system, the offering price of the shares of our common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our securities.

                                    DIVIDENDS

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

During the past year we have spent considerable time and capital resources defining and developing our strategic plan operating in the development of our products.

Our operations have been devoted primarily to developing a product line. We intend to grow through sales of product, development of a distributorship network and further research and development. Because of uncertainties surrounding our development, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations.

Development stage expenses during the year ended December 31, 2001 and December 31, 2000 were $343,583 and $35,516 respectively. The expenses incurred were primarily due to various consulting, managerial, advertising and payroll expenses in connection with our development of our product. On-going increases to development stage expenses are anticipated.

Liquidity and Capital Resources

For the year ended December 31, 2001, we incurred a net loss of $342,824. Our accumulated deficit since date of inception is $378,340. Such accumulated losses have resulted primarily from costs incurred in the development of our product, salary and various professional fees.

We continue to experience cash flow shortages, and anticipate this continuing through the foreseeable future. We believe that additional funding beyond this offering will be necessary in order for us to continue as a going concern. However, at this time we can not quantify the amount of additional funding that will be necessary. We will investigate several forms of private debt and/or equity financing in the future, although there can be no assurances that we will be successful in procuring such financing or that it will be available on terms acceptable to us.

At this time, we are unable to quantify our funding need because it depends on a large number of factors, including the need to hire additional personnel, consultant costs, additional office space, marketing costs, and legal fees associated with the formation of strategic alliances. The amount of funding for these needs is dependent on how well our product is received, the demand for our services and costs associated with marketing our product. Given our limited history, these factors remain unknown at this time.

                           12-Month Plan of Operation

The following is our budget and forecasted income and expenses for the next twelve months. Now that we have some products fully developed and ready for market, we will increase our sales efforts by continuing advertising campaigns, distributorship agreements and further research and development. We are well into negotiations in several areas which should come to fruition within the next 6 to 12 months. Though there is no guarantee that we will be successful, we are concentrating our efforts on setting up distributorships with reputable and successful businesses. We will require the additional funding from this offering to meet production costs, research and development, patenting and general operating costs until our revenues increase.

Second Quarter 2002- First Quarter 2003
Sales:

Gross Sales                                 $ 8,033,960
Less: Returns & Allowances                           --
                                            -----------

Net Sales                                   $ 8,033,960
                                            -----------
Cost of Goods Sold:

Direct Expenses:                            $ 3,737,750
                                            -----------
Indirect Expenses:

Rent                                        $     3,600
Utilities                                        33,500
Office Supplies                                   7,750
Indirect Supplies                                 6,000
Maintenance Payroll                              33,500
Management Payroll                               54,000
Worker's Compensation                             6,000
Benefits                                         57,600
Payroll Taxes                                    57,600
Insurance                                        18,000
                                            -----------
         Total Indirect Expenses            $   277,500
                                            -----------

Total Cost of Goods                         $ 4,015,300
                                            -----------

Gross Profit                                $ 4,018,660
                                            -----------

Operating Expenses:
Sales Expenses:

Salaries and Benefits                       $   300,000

Sales Commissions (20%)                       1,606,792
Advertising                                     180,000
Web Site Marketing                               60,000
Office Supplies                                   6,000
Office Rent                                      30,000
Office Utilities                                  6,000
                                            -----------
         Total Sales Expenses               $ 2,188,792
                                            -----------

Development Expenses

Patents                                     $  144,000
Copyrights                                      24,000
Research & Development                          30,000
Payroll                                         90,000
                                            -----------
         Total Dev. Expenses                $  288,000
                                            -----------

General Expenses

Insurance                                   $   18,000
Office Supplies                                  6,000
Telephone/Internet                               6,000
Utilities                                        6,000
Office Equipment                                 1,200
Dues & Subscriptions                             3,000
Travel Expenses                                 60,000
Legal Costs                                     30,000
Accounting Fees                                 30,000
Depreciation                                    24,000
Vehicle Insurance                                6,000
Gas & Maintenance                                6,000
Vehicle Repair                                   6,000
Web Site Dev. & Maint.                          18,000
Interest Expense                                43,100
                                            -----------
         Total General Expenses             $  263,303
                                            -----------

Total Expenses                              $ 2,740,085
                                            -----------

Income before income taxes                  $ 1,278,565

Income Taxes                                    508,066
                                            -----------

Net Income (Loss)                           $   770,499
                                            -----------

                                   ABOUT US

We were incorporated in the State of New Jersey on April 6, 2000 under the name of Segway VII Corp. We filed a Certificate of Amendment on April 23, 2002 changing our name to Waycool3d, Inc. On April 18,2002, we entered into a Stock Purchase Agreement and Share Exchange with Waycool3d.com, Inc., a Nevada corporation in which our shareholders transferred a total of 9,000,000 shares of our common stock to the shareholders of Waycool3d.com, Inc. Pursuant to the Agreement, Waycool3d.com, Inc. became our wholly owned subsidiary and the officers and directors of Waycool3d.com, Inc. became our officers and directors. At the same time, our sole officer and director resigned. Waycool3d.com, Inc. was incorporated in the State of Nevada on May 22, 2000. Through our wholly owned subsidiary, Waycool3d.com, Inc., we use cutting-edge 3D technology in the development, manufacturing and production of 3D hardware, software, videos, lighting fixtures and home/office decor products for commercial and consumer use. We also provide video to our customers for our 3D video projectors in DVD format or by transmitting 3D signals to our customers via the Internet. Our 3D technology produces the effect of an image floating in midair without the use of special glasses (as in the movie/theater industry). Our 3D effect is visible with the naked eye.

We focus on five complementary areas:
         1.       Research and development;
         2.       Manufacture and distribution of 3D products;
         3.       Production of 3D video content;
         4.       Internet broadcasting; and
         5.       Sales and promotion.

These divisions, with the exception of Internet broadcasting, are staffed and fully functioning. Research and development is strongly tied to manufacturing, production of 3D video and sales and promotion. We see collaboration as the key to launching a successful 3D product line. This tight collaboration allows us to be flexible and respond quickly to the changing marketplace. While we continue to produce 3D video projectors and the patented 3D Video Wall, we are also introducing a host of other new and exciting 3D products, from lighting fixtures to floor projectors to conference tables and jewelry boxes. We also produce the specially formatted still and video content for all of these products.

Our principal executive offices are located at 306 Demers Avenue, East Grand Forks, Minnesota 56721; and our telephone number is (218)773-3297.

DESCRIPTION OF BUSINESS

We are a development stage company, with 5 years of technology development experience and one patent (for the Video Wall) being brought to us by our founders. The Video Wall product has international sales and a billion dollar quarterly revenue potential, through the sales of equipment and Internet/video services.

Currently, we are producing video flooring and various video projectors (from video cubes to walls to the crystal ball and double view kiosks). Because of the breadth of the potential market for 3D related products, there is an array of other commercial and consumer 3D products that are currently under development, such as a line of 3D lighting fixtures, a computer monitor attachment, a credit card advertising tool and a jewelry box.

We derive revenues from the following sources:

1. Sales of our commercial 3D products, including 3D image projectors, video wall and lighting fixtures;

2. Sales of consumer products, such as 3D office and home lighting fixtures, conference tables and 3D computer monitor attachments; and

3. Production of still image and video content for all of the above-mentioned products; and

4. Sales by our distributorships. We are actively seeking distributors of our 3D products and currently signed an agreement with a firm in Quebec, Canada to be distributors of our products.

Our mission is to position ourselves as the leader in the distribution of high quality 3D projection technology and technology-based 3D goods and to expand our 3D service to the Internet.

We will manufacture 3Dimensional video image projectors, provide video advertising content to fit the informational needs of our clients and provide a major broadcasting hub for the Internet community. This medium is appropriate for the location-based entertainment industry, for independent businesses, for the professional training market and home entertainment market. We will also manufacture and produce unique and innovative products for home and office use.

We will accomplish this by producing high quality hardware, hiring experienced personnel, and maintaining a determination to create a unique and enjoyable 3D experience for our customers. Clients will soon discover that working with us is a unique and professional way to develop new informational applications that are appropriate for any industry.

The following sets forth our primary objectives at this time:

1. Research, development, manufacture, and distribution of high-tech 3D products for commercial and in-home consumer applications, to include video image projector systems, home and office lighting, home decor and entertainment products (such as 3-D handheld video games, 3D TV and 3D computers);

2. Produce and distribute 3D video content for our 3D projectors, including Internet broadcasting;

3. Obtain advertisements as a revenue base for 3D Internet programming;

4. Tap existing media sources and expand to new markets to gain a larger market share.

5. Earn profits from the sale of 3D imaging products and advertising sponsorship of commercial events, such as sports telecasts.

Our short term goals include (1) designing, manufacturing, and distributing 3D machines to a broadening user market; (2) establishing ourself as an innovative company of 3- Dimensional imaging projecting systems and 3D video production; and (3) bringing the unique aesthetic and entertainment qualities of 3D technology into every home and business through affordable, unique and practical products (such as lighting fixtures, home decor, 3D video games and 3D picture frames).

One of our long-term goals is to set up the only transmitting source of 3D programming available on the Internet. We will provide Internet programming domestically and internationally, with a monthly user fee generating revenue from worldwide users.

Management Overview

As we grow, we will have several levels of management. The organizational structure will be horizontal with a clear sense of the hierarchy of communication. Much of what appears as management levels is simply a representation of the need for information transfer for decision making processes in different segments of the company rather than for purposes of dictating rules from upper management.

Our philosophy is that management serves its function best when it acts as an objective observer, offering its opinions while listening to the people actually performing the work. As a method of facilitating the efficient management needed to have a very quality- conscious company operating with a Just In Time inventory system, focus groups, quality control teams, and informal staff-management meetings will be used to achieve a high level of comfort between all employees from the top of the corporation to the bottom.

Our management objectives are to bring together a talented and visionary team of design, development, production, and technical support specialists who work together for our success; establish a strong sales network; and maintain an Internet site that is effective and efficient.

Product/Service and Competition

We offer unique products for advertising and novelty use in commercial, office and home arenas. There are a few other companies with similar 3D video image projectors throughout the world. Most of the kiosks used at trade and craft shows, malls and similar locations use video projectors with two-dimensional formats, so the market is wide open to the introduction of the unique attention--getting 3D format that we offer. We are developing lighter, more portable units which will further increase sales appeal.

No other company offers a similar product to our patented 3D Video Wall. The unique attention--getting qualities of our products are especially evident when combining the 3D advertising with 2D broadcasting that our 3D Video Wall offers. We anticipate that sports arenas and sports bars will be a great niche for this product.

There is, to our knowledge, no company in existence that supplies the 3D products and services that we are currently developing, such as the video floor projector, video tables and lighting fixtures. So there is virtually no competition of the same products. We are working for our products to replace the traditional 2-dimensional offerings of the advertising, signage, computer, electronic gaming and interior design industries. Our products will compete with other more traditional items in these areas. There is no guarantee that our 3D products will be accepted by these industries and end consumers.

We believe that the following sets forth steps that had to have been undertaken or still must be undertaken for us to be successful:

We have located and obtained a site in East Grand Forks, Minnesota to adequately house our entire design, development, production, technical support and sales operation.

We have established an attractive Internet site to attract interest in 3D viewing and the purchase of our growing line of 3D products. Our site undergoes regular maintenance and development and new products will be posted as soon as the patents which are pending are approved.

We have established a strong company team adept at design, development, production, and technical support (both hardware and software) and a support team to efficiently handle the volume of sales. We have a strong core of 7--8 employees and we are expanding as we believe is necessary. Our entire team is committed, extremely talented and has developed a strong rapport.

We have established an animation division, enabling us to produce footage affordably and to expand the production division to accommodate the increase in products and sales. We currently have assembled the necessary hardware and software. Our team members are mastering the new equipment and producing the images and video content for our products. We will expand this division as required to keep up with demand.

We have begun targeting major cities and markets for person-to-person sales. We have been making contacts all over the United States through cold-calling and mass mailings. These are attracting quite a bit of interest in our products. We then need to target international sites for foreign market sales.

We have begun to develop and will need to maintain an excellent customer service department to ensure a satisfied and ever-expanding customer base. Our salespersons, office manager and general manager work to cover this area currently. A separate department will be added when necessary.

All of these steps as well as the steps to be undertaken in the future, have been done while keeping overhead to a minimum until the first product generates revenue. Our team is very cost-conscious and committed to making us succeed.

Market Analysis

The following sets forth our strategies for the sale of our products:

1. The marketing and sales of our 3D products:

          * 3D lighting fixtures (ceiling models, wall-mounted, free-standing, indoor and outdoor),
          * 3D tables (conference tables, bar/restaurant tables),
          * 3D computer monitor attachments,
          * 3D Video Imaging Projectors (various sizes and housings),
          * 3D Video Wall (patented), * 3D video game system, * 3D credit card advertising tool,
          * 3D floor unit, * 3D golf unit,
          * 3D crystal ball kiosk
          * 3D double view kiosk
          * 3D casino games: 3D blackjack, 3D slot machines and 3D video poker,
          * 3D mirrored picture frame;

2. Production and sale of specially formatted still images and video content for our 3D products, including on-going technical support;

3. Marketing and sales of software to create specially formatted web sites to view in 3D with the computer monitor attachment;

4. Internet broadcasting of sporting events, special programming and on-line shopping;

5. Establishing a worldwide network of distributorships and independent sales representatives to sell our products;

6. Cultivating relationships with computer software and hardware companies to enhance the development and marketing of our 3D technology.

The potential for growth is tremendous, both for sales of the machines and for a large volume of video production and Internet business; 3D advertising is eye-catching and immediately draws attention to the product. Additionally, viewing broadcasts in 3D is a unique experience, which will attract viewers around the world.

Distributors to large chain stores are interested in new home consumer products. The innovative, practical, 3D home decor, lighting and entertainment products are catching the attention of these distributors. We already have distributors/Independent Sales Representatives in the following states:
California, New Mexico, New York, Washington and Wisconsin. We have also established a distributor in Quebec, Canada and have interested parties in Australia.

Industry Analysis

Our commercial products market is an ever-growing market. Advertisers, trade shows and retail establishments are always looking for a new and better way to grab the attention of consumers. They currently are limited to one- or two-dimensional viewing venues. We have already found enthusiasm for our 3D video projectors and video walls. The advertiser and retailers using our 3D projectors are finding out that when a consumer looks at a product or service advertised in 3D, they remember it. 3D viewing is an exceptional experience and advertising is a very competitive market, so we forecast that the demand for our 3D machines will grow steadily. And since all of our 3D video projectors in the field need to have new videos produced on a monthly, bi-annual or annual basis, video production will provide us with an on-going source of income.

Target Market

Our target market for our 3D projectors, Video Wall and corresponding 3D video content will be establishments involved with advertising. This includes advertising agencies who wish to sell advertising bits, trade show participants who want to increase traffic to their displays, retailers who wish to draw customers into their establishments or highlight specific products within their stores, and also entertainment, event and sports entities who wish to promote their star figures and main events.

Our 3D still and video bar tables will be a great new venue for bars, lounges and restaurants. A still image or specially formatted 3D video are projected out of the middle of the table for a unique, clean and always present advertising. This is especially effective for lower-lit atmospheres. The images can easily be changed with changing promotions.

Our home and office consumer products (3D lighting fixtures, 3D computer components, 3D picture frames and 3D conference or end/coffee tables and handheld video games) will draw a wide variety of customers. People of most ages, genders and income levels can enjoy the novelty of our 3D products. We will keep the prices affordable for most income groups and since the content of the 3D image can vary tremendously, we have the ability to come up with the perfect image for nearly everyone.

Office buildings will be able to use the lighting to create a desired atmosphere or to use it to draw attention to certain areas or advertise their logo, products or services. Since our 3D lighting products can be used with basic lighting fixtures, businesses can easily and affordably enjoy the special atmosphere of 3D lighting. Our 3D Conference Table is perfect for displaying still or moving images to boost company morale and to spark product interest in customers.

Market Segmentation

The marketing and advertising industry as well as retail, service and entertainment industries will be our main customers for our commercial applications. Some of these are listed below with their North American Industry Classification System (NAICS) codes.

3D Video Image Projectors, 3D Video Wall (patented) and Video Wall Projectors, 3D Crystal Ball Kiosk, 3D Double View Kiosk

Classification                                                                                            NAICS
--------------                                                                                            -----
Advertising and Related Services                                                                          5418
Advertising Agencies, Advertising Consulting Services                                                     541810
Display Advertising                                                                                       541850
Department Stores                                                                                         4521, 542110
Promoters of Performing Arts, Sport & Similar Events (with facilities)                                    71130
Promoters of Performing Arts, Sport & Similar Events (without facilities)711320
Sports Teams and Clubs                                                                                    711211
Convention and Trade Show Organizers                                                                      561920
Public Relations Agencies                                                                                 541820
Media Representatives                                                                                     541840
Posters & Billboards                                                                                      2759-0802
Shopping News                                                                                             2741-0502

3D Conference Table, 3D Bar Table

Classification                                                                                            NAICS

Bar Furniture                                                                                             5021-0101
Cafeteria Furniture                                                                                       5021-0102
Children's Furniture                                                                                      5999-1805
Dining Room Furniture                                                                                     5021-0201
Office Furniture                                                                                          5021-02
Decorative Home Furnishings                                                                               5023-0500
Misc. Home Furnishing                                                                                     5719-99

3D Video Floor

Classification                                                                                            NAICS

Decorative Home Furnishings                                                                               5023-0500
Misc. Home Furnishing                                                                                     5719-99
Bar Furniture                                                                                             5021-0101
Cafeteria Furniture                                                                                       5021-0102

The target customers for our consumer applications will be a wide variety of wholesale distributors and retail establishments. Some are listed below with their NAICS code.

3D Video Attachment, 3D Video Monitor, 3D Computer, 3D Video Game

Classification                                                                                   NAICS
--------------                                                                                   -----
Radio, Television and Other Electronics Stores                                                   443112
Computer and Computer Peripheral Equipment & Software Wholesalers                                421430
Computer and Software Stores                                                                     443120
Video Games                                                                                      7993-0302
Department Stores                                                                                4521
Gift, Novelty and Souvenir Stores                                                                453220
Home Furnishing Stores                                                                           4422
Furniture and Related Product Manufacturing                                                      337
Furniture Stores                                                                                 5021
Children's Furniture                                                                             5999-1805
Decorative Home Furnishings                                                                      5023-0500
Misc. Home Furnishing                                                                            5719-99
Other Building Material Dealers                                                                  444190
         Electrical Apparatus and Equipment, Wiring Supplies,
and Construction Material Wholesalers                                                            421610
Office Furniture                                                                                 5021-02

3D Picture Frame

Classification                                                                                   NAICS
--------------                                                                                   -----
Photographer, Still or Video                                                                     7221-9903
Video and Audio Equipment                                                                        5099-05
Children's Furniture                                                                             5999-1805
Decorative Home Furnishings                                                                      5023-0500
Mirrors and Pictures                                                                             5023-0503
Pictures and Mirrors                                                                             5719-06
Misc. Home Furnishing                                                                            5719-99
Art Copy Publishing & Printing                                                                   2741-0101
Calendar & Card Printing                                                                         2754-03
Commercial Printing                                                                              2711-0101
Posters & Billboards                                                                             2759-0802

3D Golf Unit

Classification                                                                                   NAICS
--------------                                                                                   -----
Sporting Goods Stores                                                                            5941
Public Golf Courses                                                                              7992
Amusement & Recreation Services                                                                  7999

3D Casino Games, 3D Blackjack, 3D Slot Machines and 3D Video Poker

Classification                                                                                   NAICS
--------------                                                                                   -----
Coin-Operated Amusement Devices, Gambling Machines                                               7993
Amusement & Recreation Services                                                                  7999
Gambling Establishments                                                                          7999-1302

Products and Services

We are currently producing a series of 3D video image projection products. These products are revolutionizing the way consumers watch video productions by allowing the dimension of 3D viewing. Our current customers of our 3D Video Image Projectors use them for advertising and attracting customers. We supply the video projectors and also create, shoot, edit, and animate videos to meet the specific needs of these clients. This video is delivered in DVD format or broadcast directly to the customer via the Internet.

We are also well on our way to break into the home and office decor industries with our unique 3D lighting, table and decorative products. We have a 3D table which can be adapted for coffee or end tables for the living room or for conference rooms. Our 3D lighting products are available for use outdoors, indoors, commercially or at home. The lighting fixtures can be stand alone, wall-mounted or ceiling-mounted. We are also developing a line of 3D computer monitors, computers and video games for home consumers. Our goal is to provide a new 3D viewing experience (without the aid of special eyewear) with a software package that allows end-consumers to create their own 3D images.

The current market already produces some videos whose 3D effect requires the use of special optical wear. There are also some novelty items that are called 3D, but we are virtually one of the few, if not the only, company producing equipment that actually has projected 3D images 6--8 inches in front of the projector, giving a 3D effect that is visible with the naked eye. There are few other products on the market today that compare to our 3D table video image projectors or lighting fixtures. And likewise, we currently create the special videos that are displayed with our projectors.

Images are specially formatted by our video and imaging department. Images in most products can be still or moving video with sound. Still image units are designed for consumers to easily change the video images. Holiday and seasonal images will be sold as sets for some of the units. Changing the specially formatted video in the units with DVD's is as simple as changing the DVD. Businesses can order new videos as their advertising needs change.

Commercial Applications

The following commercial applications can also work by automatic live feed, such as with a video camera focused against a black background. It is to be noted that when people see a 3D image, they are almost guaranteed to remember it.

VIP-103, Video Image Projector 2000-103(lens 15" x 15")

This projector is run off a computer that is Internet ready. Our video channel is fed over the Internet, allowing us to add, change or modify videos as they are playing. This unit provides a viewing area of 60 to 70 degrees. It sends out 3D image projections approximately 2 feet from the lens. The Video Image Projector 2000-103 works with a specially formatted disc with a normal VCR or DVD. The estimated retail price for this projector will be around $4,000. Additional costs for video production and options such as a base or sound system. This unit is designed as an advertising tool to promote businesses. This is also an excellent media over which to sell advertising, like a high tech billboard.

VIP-104, Video Image Projector 2000-104 (lens 21" X 21")

The 2000-104 model is a larger, clearer version of the Video Image Projector 2000-103. This unit also sends out 3D image projections approximately 2 feet from the lens. It has a larger viewing area of 80--90 degrees. This unit also works with specially formatted discs with a normal DVD player and delivers audio. It is used as an advertising tool to promote businesses. This version will be priced around $6,000. Additional costs for video production and options such as a base or sound system.

Video Image Projector 2000-105 (lens Video Image Projectors)

The VIP 103 and VIP 104 are being phased out in favor of lighter, more economical models and forms of 3D projectors. The same concepts and lenses will be used in lighter housing. The costs will vary depending on whether the units hold still images or have moving video. There is also the availability of more compact, even lighter versions at an extra cost. These units are light and easy to handle and make a great tool to take to trade shows.

VIP-105, Video Image Projector, Wall-Mounted & Double-Lensed

The VIP-105 unit consists of 2 lenses, projecting images from both sides of the unit, which is attached to the wall. It is designed for wider viewing of still and moving video advertisements. The price for a still image projector is $700 and up; the price for a moving video projector is $5000 and up.

3D Mirrored & Framed Video Image Projectors.

This video image projector can be mounted in the wall and has a mirrored front. Specially formatted video can display images and formatting along with sound. This is great for advertising and other specialty displays. The cost will run around $2,500 to $3,000.

Video Wall, U.S. Patented.

This is a video wall that combines multiple projector units into one wall. There is a flat video that is shown over the entire wall while various still or moving images are projected out from each cube. The retail price will run $675 per cube (with still image) and $1,675 to $3,175 (depending whether designed to be stationary or portable) per cube for moving video. Additional costs for the following options are: $15,489 for the controller computer, $10,139 for the Matrix switcher and $2,500 for the (flat) projector.

3D Video Floor (in process of applying for a patent)

The 3D Video Floor is made up of cubes, as in the Video Wall, with similar pricing. The floor can be portable and free standing or it can be dropped into an existing floor. If free-standing, there are additional costs for the flooring material, which is built to suit the customer. Price is dependent on the type of flooring requested and the size of the unit.

3D Video Table

3D video images are projected out of the middle or corners of various size and styles of tables to deliver eye-catching advertisements, company logos and much more. These tables are suited for board rooms, conference rooms, bars, casinos, restaurants and lounges. The price of these tables with motion video is $1,650 and up.

3D Crystal Ball Kiosk (in process of applying for a patent)

This 3D projector is mounted in a pillar-type casing, with an angled top. It projects moving images into a perceived "crystal ball", bubble-like effect. The range of vision is increased with the bubble effect. This is our best unit and it can be sold or leased by distributors for advertising purposes. The price we will sell this unit for is around $3,000.

3D Double View Kiosk

This unit is a combination of the 3D crystal ball concept and the VIP projectors. It has two projectors, one stacked on the other (and removable for 2 separate projectors). The units can be still or motion, though we expect that most consumers will want at least one view to be motion. This is great for point of purchase displays, advertising and information displays. The cost with both projectors with motion video will be around $5,430.

3D Casino Games: 3D Blackjack, 3D Slot Machines and 3D Video Poker (US Patent Pending)

These units will combine the traditional gambling games with 3D effects. The actual game, along with promotional advertising, will be projected in mid-air. The prices are yet to be determined.

Consumer Applications

3D Computer Monitor/Video Monitor Attachment (in process of applying for a patent)

This lens attaches onto the front of a conventional computer monitor, in a similar fashion to some of the anti-glare or magnifying lenses currently on the market. It is used in conjunction with specially formatted 3D software (which we plan to market with this unit) that allows the end user to create images that will appear 3D with the use of this special attachment. The attachment will also be used with specially formatted web sites to achieve a 3D effect. The expected retail price is $100.

3D Video Game Monitor

The 3D Gaming Monitor is used with video games with specially formatted software to bring a new and exciting third dimension to video games. Regular video game equipment plugs right into this monitor. We are working with video game software companies to produce their games in the special format for use with this monitor. The retail price will be around $1,000.

3D Marketing Credit Card Marketing Gimmick

These cards are held up to a web site with writing that cannot be discerned without the card. This will replace the monthly distribution of a card that has writing on it that can only be read when held up to a special device. This will greatly reduce advertising costs as the cards can be reused over and over. The advertiser only needs to change the specially formatted text/graphic on the web site with changing promotions. These cards will be sold at $1.25 each.

Consumer Applications (Lighting)
Decorative 3D Desk Lamp
3D Overhead House Lamp
3D Wall Lamp

These novelty lamps project 3D images 4-8 inches into midair. These fixed images may be of anything from polar bears to race cars. We can also market seasonal and theme images as sets for use in these lamps. The suggested retail price will be about $100 and up.

Decorative Child's Lamp

This lamp resembles the decorative desk lamp except that it is not as elaborate and is made of less expensive materials. The 3D projected images will be of a variety of children's themes. We intend to license popular cartoon characters for use in these units. We also intend to use generic characters for economy versions. We will sell two versions of this lamp, one that will hold one image and one that can hold multiple images. The retail price will be about $75.

Office Overhead Lights

These florescent lights fit into standard office lighting fixtures and when turned on produce beautiful displays of any object imaginable. They will be great for displaying company logos and products. Units that have 2 lenses sell for $1,700 for still images and $3,200 for video. Units with 2 images and 2 extra panels for light will sell for $2,000 for still images and $3,600 for motion video.

3D Picture Frame Box

This picture frame box unit projects images 6--8 inches or more, depending on the size of the unit, in front of the unit. The frame uses specially formatted slide pictures so the consumer will be able to change the picture displayed. Retail price will be around $500.

3D Golf Unit (in process of applying for a patent)

With the 3D golf unit, golfers can practice their swings indoors with the added benefit of having an image of a golf ball to swing at. Pros have informed us that when golfers practice their swing without a ball, they tend to choke up when they are on the golf course and swinging at an actual ball. The advantage of our unit is having a projected image of a golf ball to swing at. The image is adjustable to the height of the golfer and to right- or left- handed users. This unit also folds up for easy carrying and storage. The suggested retail price will be around $500.

Video Production

Still 3D Image Production

We will produce specially formatted still images for the above applications. The cost of the first image will be included in the price of the still image units. These still images are interchangeable and we will produce holiday and seasonal sets to be sold for the units. Prices will vary on the size of the image required for the specific unit. We anticipate that most still images will be special requests, such as company logos, products or family photos. Pricing for an image that can be scanned and easily formatted is $50. Extra charges are required if the consumer requests special graphics or photography.

3D Video Production

We also produce the specially formatted video, including audio track. Prices will vary depending on the length of the video and the complexity. Basic pricing is $125 per hour for field/studio shooting, editing, voice-overs and compositing and $250 per hour for 3D animation and special effects.

Research and Development

We will continuously stay abreast of new technology to maintain our position as the leader in high-tech 3D technology. Product development and product upgrades will occur continuously to suit the needs of our clients and to adapt to market changes. The introduction of our improved models will be timed so as not to compete with our existing lines. In this way, obsolescence will not be so rapid as to deter purchasers from making initial investments in our 3D products. In addition, we continually place emphasis on developing new products to complement our existing line.

Our research and development team also has the capacity to establish an on-line shopping network in 3D format for Internet shoppers. In addition to traditional merchandising, this could also be an avenue for artists to market their artistic creations. We would also target sport events, such as USAC midget races, which may not receive media attention but are popular well-attended events.

Patents and Trademarks

We have one patent granted for the video wall and are in the process of filing for patents for our 3D Video Monitor Attachment, 3D golf unit, 3D crystal ball kiosk, and 3D double view kiosk. We have patent pending status for the 3D casino games. We will continue to apply for patents and file additional design and utility patent applications as we develop and market our new products to maintain and protect our market opportunities. We have applied to register WAYCOOL3D.COM/WAYCOOL3D as our trademark.

Manufacturing and Production Plan

We have secured a building for manufacturing in East Grand Forks, Minnesota, which gives us ample space to expand as our production grows. At present, we do not require any special machinery and the highest noise level that we will produce is that of an air compressor. There will be no toxic smells or environmental issues associated with the production of our 3D products.

Production Issues

Assembly and Labor

The production of our products consists of assembling already-manufactured parts, with the exception of special housing, such as the 3D Picture Frame Box, Mirrored Picture Frame, Video Wall & Floor. The housing is constructed of wood, metal or plastic products which require some simple construction methods to create.

Quality Control

In the beginning, Brad Kerr (our president and general manager), Jeff Hatcher (our manufacturing supervisor), Kris Marcott (our engineer) and Tom Greene (our Director of Digital Film and Video Production) will ensure product and video quality. They will also train manufacturing and production staff in quality control. As the company grows, we will develop a quality control system. We offer a 90-day to a 1-year product guarantee, depending on the product.

Labor Force

At the start, we will need semi-skilled assembly line-type employees. Within a short period of time, we expect to require more highly skilled employees in skilled fields, such as sales and marketing, e-business, computer information systems, electrical engineering, web design, software development, electronic technology, electronic communications and Internet design technologies. As mentioned earlier, our area colleges and universities have excellent programs to train potential employees.

Marketing Plan

We are actively establishing a network of distributors and independent sales representatives for our home and commercial products throughout the United States and Canada and with additional contacts overseas. We are also selling directly to consumers through our sales representatives located in East Grand Forks, Minnesota. Our sales representatives work carefully with potential distributors and customers to ensure that the customer gets the product that is right for his/her needs. We also follow up to see that the customer is satisfied with our product.

Product Pricing Strategy

We employ a simple yet effective pricing strategy. Our wholesale prices are set at three times the cost of production. The advantage of our line of products is that 90% of the product consists of basic materials or existing electronic components. The cost of the product is kept low because new components do not have to be developed.

Our goal is to maximize our profit margin, our investors and wholesale distributors while providing a high quality consumer product at a reasonable price.

Product Positioning

Our 3D technology and products are unique to the marketplace. We will market our 3D projectors and Video Wall to advertisers as a more dynamic and effective way to attract potential customers. We offer a 3D alternative to the 2D informational kiosks now available.

Our 3D consumer products (3D lighting fixtures, computer monitors, 3D picture frames, 3D gaming monitor) are also unique and will capture the attention of consumers of novelty, home decor, business decor, computer, and video game products. Distributors to retailers of products in these categories are already asking for new and innovative products. We have the innovative products to offer.

Sales and Distribution Plan

The following table indicates forecasted sales. 3D product sales of our 3D products are expected to increase each year, as will the number of 3D formatted images and videos, web sites, video games and other software. We strive to enter into business partnerships which will not only boost our sales, but also boost income for our partners by providing a new and exciting format for their products.

As production increases, we will increase our national and international distribution network to handle packaging, shipping, and receiving of our commercial and consumer products.

Promotional Strategy

To market our products we have two avenues:

1.       Local Market:
                  Slide in the local theater
                  Local newspapers
                  Flyers
                  Leagues and competition

                  Kiosks in heavy traffic arenas

2.       National and International Market:
                  Magazines
                  TV advertisements
                  Internet Presence
                  League sports recognition
                  Infomercial
                  Direct mailing
                  Telemarketing
                  Internet
                  League sports
                  Kiosks in heavy traffic areas

We will first use Internet advertising and mass mailings to targeted businesses, direct contact with marketing personnel, word-of-mouth and kiosk displays, conventions/craft shows to inform our customers of our product offerings. We will then spread our advertising efforts to the various other arenas mentioned above.

Competition

No other company offers a similar product to our patented 3D Video Wall. The unique qualities of our products are especially evident when combining the 3D advertising with 2D broadcasting that our 3D Video Wall offers. We anticipate that sports arenas and sports bars will be a great niche for this product.

There is, to our knowledge, no company in existence that supplies the 3D products and services that we are currently developing, such as the video floor projector, video tables and lighting fixtures. So we have virtually no direct competition. We will then, mainly be competing with manufacturers of traditional 2D products. We will need to promote the unique qualities of our products and the benefits of having the 3D effects in the various product industries (lighting, flooring, gaming, electronic games, sporting goods, computer accessories, and advertising).

                            EMPLOYEES AND CONSULTANTS

Our management team includes the following:

Name                                        Position
----                                        --------
Brad Kerr                                   President, Board of Director and General Manager
John Zavoral                                Secretary, Board of Director
Peter Zavoral                               Treasurer, Board of Director
Scott Gaddie                                Sales Manager
Jeffrey Hatcher                             Manufacturing Supervisor
Tom Greene                                  Director of Digital Film and Video Production
                                            (Independent Contractor)
Kris Marcott                                Engineer
Julie Christianson                          Office Manager
Marc Schreier                               Sales Representative

                            DESCRIPTION OF PROPERTY

Location and Facilities

In August 2001 we relocated our facilities to East Grand Forks, Minnesota, where we now enjoy the quality of life and high level of integrity of the local people. Our main office comprises 3,800 square feet of space in downtown East Grand Forks. Our showroom is housed here, along with our sales office and video/image production area. This space is leased for $2,500 per month on a month to month basis.

We have our manufacturing and assembly area in approximately 1,300 square feet in another building in East Grand Forks. This area is rented for $300 per month on a month to month basis.

We have joined the city of East Grand Forks and the state of Minnesota in their mission to keep young people in the state by providing competitive wages and a supportive work environment in the field of high technology. We have received interest from prospective employees, especially from young professionals who would like to be employed in their field of expertise and stay in this area. Since August 2001, we have hired several individuals from the local area.

The area colleges and universities provide not only newly emerging talent, but also great opportunities to forge mutually beneficial relationships in research and design of our cutting-edge 3D technologies. We will be able to recruit talent at different levels of training and abilities, from those possessing 4-year degrees to those with 1-year diplomas.

The East Grand Forks, Minnesota area has access to satisfactory means of transportation for the delivery of parts and the shipment of our products. Among the available transporters are UPS, Federal Express Ground, and Midwest Motor Express. During a recent Chamber of Commerce meeting (where we were recognized as an up and coming new business), a local business representative discussed how the local infrastructure expanded to meet the growing needs of his company. We are confident that as we grow, our needs will continue to be met.

                          REPORTS TO SECURITIES HOLDERS

You may read and copy any report, proxy statement or other information we will file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by us and certain selling security holders. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                                LEGAL PROCEEDINGS

There have never been any civil, administrative or criminal proceedings concluded, pending or on appeal against our officers, directors or us.

                                   MANAGEMENT

Directors and Executive Officers

The following sets forth the age and position held of our board of directors and executive officers as of the date of this prospectus:

NAME                    AGE              POSITIONS HELD
-------------------------------------------------------------------------------

Bradly Kerr              47              Chairman and President
John Zavoral             41              Secretary and Director
Peter Zavoral            50              Treasurer and Director

Bradly Kerr has been our President and Chairman of our Board of Directors since April 2002, when we entered into the Stock Purchase Agreement and Share Exchange with our subsidiary, Waycool3D.com, Inc. He has been President of our subsidiary, Waycool3D.com, Inc., since February, 2002 and prior to that time he was General Manager of Waycool3D.com, Inc. since August, 2001. Mr. Kerr was Director of Athletics at Jamestown College, Jamestown North Dakota for several years. During this time he developed goals and objectives, athletic scholarships, a corporate sponsorship program, enhancement of the Booster Club, new athletic programs (golf, soccer, women's hockey) and developed facility expansion (athletic training facility, soccer complex, and a football stadium). He was a representative for Jamestown College to internal and external constituencies to gain support (Chamber of Commerce, City Planning Commission, Municipal Airport, Promotion and Tourism, City Council, Public Schools, North Dakota State Hospital, Parks and Recreation, and Medical Clinic). Mr. Kerr also fulfilled duties of Budgeting, fund raising, staffing and Tournament Director (4 National Tournaments, 12 Regional Tournaments, and 12 Conference Tournaments). Prior to Jamestown College, Mr. Kerr taught and coached for 11 years at the University of North Dakota.

During Mr. Kerr's athletic director/coaching/teaching career, he received the following distinctions: NDCAC Administrator of the Year, Great Plains Region Administrator of the Year, Finalist for National Administrator of the Year, NCAA Rookie Coach of the Year, and NCC Coach of the Year. He received his Bachelor of Science degree from the University of North Dakota in 1978 and he received his Master of Education in 1985 from the University of North Dakota.

John Zavoral has been our Secretary since April 2002, when we entered into the Stock Purchase Agreement and Share Exchange with our subsidiary, Waycool3D.com, Inc. He has been Secretary of our subsidiary, Waycool3D.com, Inc. since May 2000. Mr. Zavoral has 25 years of business experience and has been actively involved in the major decision-making and hiring of our management team. Since high school, John has worked as part of the management team at R.J. Zavoral & Sons, Inc. where he has served as the Secretary and Director of such company. Mr. Zavoral is part owner and manager of R.J Zavoral and, as such, supervises over 50 employees in their operations to build and grade roads, prepare sites, and underground construction. The business has grown under his management from 5 employees to over 70 employees with similar growth in income. Some of the projects that Mr. Zavoral oversees at R.J. Zavoral & Sons, Inc. are state highways, federal dike projects, emergency services for Army Corp. of Engineers (flood protection) and Arnold Palmer Golf Course development.

Peter Zavoral has been our Treasurer since April, 2002, when we entered into the Stock Purchase Agreement and Share Exchange with our subsidiary, Waycool3D.com, Inc. He has been

Treasurer of our subsidiary, Waycool3D.com, Inc. since May 2000. He is presently the President of R.J. Zavoral & Sons, Inc. and has been part of their management team for 23 years. In addition, since 1991 he has been President of Clay Products, Inc. where he supervises 7 employees. Clay Products, Inc. is a clay material and aggregate supplier.

Mr. Peter Zavoral received his Administrative Arts Degree from Assumption College in 1973. He is actively involved in our community. He serves in the following capacities: Trustee at Sacred Heart Church, East Grand Forks, Minnesota; Member, Finance Committee at Sacred Heart Church, East Grand Forks, Minnesota; Altru Health Services Board Member since 1976, Grand Forks, North Dakota; Huntsville Township Planning & Zoning Board; Board Member, Community Foundation of Grand Forks, North Dakota; and a Member of the Board of Directors of the Diocese of Crookston, Minnesota.

In addition to R.J. Zavoral & Sons, Inc. and Clay Products, Inc., John and Peter Zavoral are involved in these partnerships: Deacons Greens Development, LLP, Grand Forks, North Dakota (this is a housing development with about 128 acres surrounding an Arnold Palmer signature golf course) and the River City Speedway (the goal of the speedway is to bring the Nascar(R) image to Grand Forks).

BOARD COMMITTEES

Our board of directors has established no committees.

EXECUTIVE COMPENSATION

Compensation of Directors

Our directors will not receive compensation for services on our board of directors or any board committees, but directors may be reimbursed for certain expenses in connection with attendance at our board and committee meetings.

Executive Compensation

Bradly Kerr, our President and General Manager, receives an annual income of $44,640. He will also receive employee benefits once a benefit package is developed and adopted by our Board.

Stock Option Plans

We have not adopted any stock option plans as of the filing of this registration statement. The following table sets forth information with respect to stock options granted to our named executive officers during fiscal year 2001:

                          OPTION GRANTS IN FISCAL 2001

                             (INDIVIDUAL GRANTS) (1)

          NUMBER OF               % OF TOTAL OPTIONS
          SECURITIES UNDERLYING   GRANTED TO EMPLOYEES IN      EXERCISE        EXPIRATION
NAME      OPTIONS GRANTED         FISCAL                       PRICE           DATE
                                  2001
                                  ----
None

No executive officer held options during the 2001 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2001 fiscal year end:

None

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of May 7, 2002 regarding ownership of our common stock (i) by each person known by us to be a beneficial owner of more than 5% of our outstanding common stock, (ii) by each of our directors, (iii) by certain related stockholders and (iv) by all of our executive officers and directors as a group. All persons named have sole voting and investment power with respect to such shares, subject to community property laws, and except as otherwise noted. As of May 7, 2002, there were 10,000,000 shares of our common stock outstanding. The percentage of beneficial ownership calculation below is based upon the 10,000,000 shares that currently are entitled to vote on all our shareholder issues.

                                                                                  After the Offering
                                             Prior to Offering                           Maximum
                    Name and Address         -----------------                           -------
Title of Class      of Beneficial Owner:       Number             %                Number          %
--------------      -------------------      ---------         ------           ---------       ------
5% Stockholders
Common Stock,       Hatch Family Trust            861,057         8.61%              861,057      7.97%
$.0001 Par Value    1374 West Center Street
                    Orem, Utah 84057

Common Stock        Lani Hatch                  1,750,115        17.50%            1,750,115     16.20%
$.0001 Par Value    865 East 800 North
                    Orem, Utah 84097

Common Stock        Providence Sierra             795,505         7.96%              795,505      7.37%
$.0001 Par Value    Corporation
                    1507-214th St, SE
                    Bothell, Washington 98021

Common Stock        John Zavoral                1,138,850        11.39%            1,138,850     10.54%
$.0001 Par Value    Route 1 Box 33B
                    East Grand Forks, MN 556721

Common Stock        Peter Zavoral               1,137,577        11.38%            1,137,577     10.53%
$.0001 Par Value    Route 1 Box 33B
                    East Grand Forks, MN 556721

Common Stock        Westminster Holdings        2,200,000        22.00%            2,200,000     22.00%
$.0001 Par Value    75 Maiden Lane
                    New York, New York 10038

DIRECTORS AND NAMED EXECUTIVE OFFICERS

Common Stock        John Zavoral                1,138,850        11.39%            1,138,850     10.54%
$.0001 Par Value    Route 1 Box 33B
                    East Grand Forks
                    Minnesota 556721

                                       32

Common Stock        Peter Zavoral               1,137,577        11.38%            1,137,577     10.53%
$.0001 Par Value    Route 1 Box 33B
                    East Grand Forks
                    Minnesota 556721

All Directors and Officers
as a Group                                      2,276,427        22.76%            2,276,427     21.07%

Reflects total outstanding Shares of 10,000,000 as of May 7, 2002.

Assumes issuance and sale of 800,000 of our shares of common stock during the offering period in addition to 10,000,000 of our shares of common stock outstanding as of May 7, 2002, amounting to an aggregate of 10,800,000 shares of our common stock.

                                    DILUTION

The following table shows the percentage of equity the investors in this offering will own compared to the percentage of equity owned by the present shareholders and the comparative amounts paid for the shares by the investors as compared to the total consideration paid by our present shareholders.

                     Dilution for $400,000 Maximum Offering

Initial public offering price per share                        $.50

    Net tangible book value per share before offering         (0.03)
    Increase per share attributable to new shareholders        0.04

Pro forma net tangible book value per share after offering    $0.01
                                                              ------
Total dilution per share to new shareholders                  $0.49
                                                               =====


                   Shares Purchased                 Total Consideration
                   ----------------                 -------------------
                                                            Average Price
           Number        Percent    Amount        Percent   Per Share
           ------       -------     ------        -------   ----------

Existing   10,000,000    92.59%     $500              .13%    $.00005
Shares

New          800,000      7.41%     $400,000        99.87%    $.50
Shares       -------    -----       -------         ------    -------

Total     10,800,000     100.00%    $400,500       100.00%    $.037

                            SELLING SECURITY HOLDERS

Of the 2,680,000 shares of our common stock covered by this prospectus, a maximum of 800,000 are being offered for sale by us and the remaining 1,880,000 shares are being sold by certain of our existing shareholders.

The following table sets forth the name of each selling security holder, the number or shares of common stock beneficially owned by the selling security holder as of May 7, 2002, and the number of shares being offered by each selling security holder.

The shares of our common stock being offered by this prospectus are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time. However, the selling security holders are under no obligation to sell all or any portion of the shares of our common stock immediately under this prospectus. Because the selling security holders may sell all or a portion of their shares of our common stock, no estimate can be given as to the number of shares of common stock that will be held by any selling security holder upon termination of any offering made under this prospectus; accordingly, the following table assumes the sale of all shares of common stock by the selling security holders immediately following the date of this prospectus.

                                            Number of Shares Owned                      Number of Shares Being Registered
Westminster Holdings Ltd.                 2,200,000                                     880,000
Richard I. Anslow                           400,000                                     400,000
Gregg E. Jaclin                             100,500                                     100,500
Henry Val                                   499,500                                     499,500

                              PLAN OF DISTRIBUTION

Distribution of Our Shares

We are offering 800,000 of our shares of common stock at $.50 per share on a "best efforts" basis. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. We are making the offering through our officers, directors and employees who will not be compensated for offering the shares. Our officers and directors will not receive any commissions or additional compensation for these efforts and will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934.

In that regard, the officers, directors and employees, represent that, (1) they are not subject to a statutory disqualification, as that term is defined in
Section 3(a)(39) of the Act, at the time of their participation; and (2) they are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and (3) they are not at the time of their participation an associated person of a broker or dealer; and (4) they perform at the end of the offering substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (5) they are not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (6) they do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of such section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

We will, however, reimburse them for all expenses incurred by them in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10% of the offering price to participating broker-dealers and others who are instrumental in the sale of shares.

Distribution by Selling Security Holders

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at a price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Any pledgees, donees or transferees of, or successors in interest to, the selling stockholders will be named in the prospectus as selling security holders. As of this date, 1,880,000 shares of our common stock are being registered as part of this registration statement. These selling security holders shares will be available to be sold immediately after this registration statement becomes effective. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o "at the market" to or through market makers or into an existing market for the common stock,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o any combination of the foregoing, or by any other legally available means.

In addition, the selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling security holders. The selling security holders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares.

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered at a price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our wholly owned subsidiary, Waycool3d.com, Inc., has an unsecured line of credit with two shareholders in the amount of $200,000 at an interest rate of 5.75%. Payment on the line of credit was due May 1, 2002 and must be made by May 30, 2002. We are currently negotiating a 6 month extension for this loan. As of May 7, 2002 the outstanding balance was $200,000.

Our wholly owned subsidiary, Waycool3d.com, Inc., has a note payable to John Zavoral, who is a shareholder, in the amount of $100,000. There is no stated interest rate on this note, it guarantees a 30% return when we receive funding. Mr. Zavoral has agreed that such note will be paid when we receive funding.

Our wholly owned subsidiary, Waycool3d.com, Inc., also has entered into numerous non-cash transactions by issuing stock during 2001 and 2000 for services and fees incurred during its start up and initial development, which total $27,558 and $30,944, respectively. On December 29, 2000 Waycool3d.com, Inc. issued a total of 712,000 to Lani Hatch, John Zavoral and Peter Zavoral. On August 8, 2001, Waycool3d.com, Inc. issued a total of 20,000,000 shares to Providence Sierra Corp, John Zavoral, Peter Zavoral and the Hatch Family Trust. On December 12, 2001 John Zavoral received and additional 1,908,000 shares and Peter Zavoral received an additional 1,000,000. IGE received a total of 2,100,000 shares of Waycool3d.com, Inc. on February 18, 2002 and December 21, 2001 for consulting services rendered. On February 18, 2002, Waycool3d.com, Inc. issued a total of 15,000,000 shares to Peter Zavoral, John Zavoral and Lani Hatch for consulting services. This stock was issued in exchange for the rights of the United States Patent on the Video Wall, salary of a former sales manager, and professional/consulting fees for business consultation and services.

All of such shares were subsequently subject to a 1-3 reverse split undertaken by Waycool3d.com, Inc. On May 1, 2002, the effective date of the Share Purchase Agreement and Stock Exchange, all of the outstanding shares of Waycool3d.com, Inc. were transferred to us and these shareholders as well as the other Waycool3d.com, Inc. received shares of our common stock.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.0001 per share and 20,000,000 shares of preferred stock, par value $.0001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by our Board of Directors.

COMMON STOCK

Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable. Holders of our common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

Preferred Stock

Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable laws of New Jersey, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions without any further vote or action by the shareholders. Any shares of preferred stock issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, our Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. Our Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of our directors (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the New Jersey Statutes, or (iv) for any transaction from which the director derived an improper personal benefit.

The by-laws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as our directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of us. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by New Jersey law.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes our officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.

Shareholders who have suffered losses in connection with the purchase or sale of their interest in us in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

The validity of our shares of common stock being offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Freehold, New Jersey. Richard I. Anslow and Gregg E. Jaclin, principals of Anslow & Jaclin, LLP own 400,000 shares and 100,500 shares, respectively, of our common stock and are also selling security holders in this offering.

                                     EXPERTS

Our audited financial statements for the fiscal years ended December 31, 2001 and 2000, have been included in this prospectus in reliance upon the report appearing elsewhere herein, of Gately & Associates, LLC, upon the authority of said independent certified public accountant as an expert in accounting and auditing. Our wholly owned subsidiary, Waycool3d.com, Inc.'s audited financial statements for the fiscal years ended December 31, 2001 and 2000, have been included in this prospectus in reliance upon the report appearing elsewhere herein, of Brady, Martz & Associates, P.C., upon the authority of said independent certified public accountant as an expert in accounting and auditing.

                                SEGWAY VII CORP.

                              FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2001

Segway VII Corp.
Financial Statements Table of Contents

         FINANCIAL STATEMENTS                                       Page #


                  Audit Report                                           1

                  Balance Sheet                                          2


                  Statement of Operations and Retained Deficit           3


                  Statement of Stockholders Equity                       4


                  Cash Flow Statement                                    5


                  Notes to the Financial Statements                    6-8

                          INDEPENDENT AUDITORS REPORT

TO THE BOARD OF DIRECTORS
SEGWAY VII CORP.
FREEHOLD, NJ

We have audited the accompanying balance sheet of Segway VII Corp., as of December 31, 2001 and 2000, and the related statement of operation, equity and cash flows for the twelve months then ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Segway VII Corp., as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the months then ended in conformity with generally accepted accounting principles.

Gately & Associates, LLC
Certified Public Accountants
Orlando, Florida

March 19, 2002

                                 SEGWAY VII CORP.
                                  BALANCE SHEET
                             As of December 31, 2001
                              and December 31, 2000

                                     ASSETS

     CURRENT ASSETS                                    December 31, 2001    December 31, 2000
             Cash                                              $    10      $     3
                                                               -------      -------

                           TOTAL ASSETS                        $    10      $     3
                                                               =======      =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES

         Accrued expenses                                      $   925      $   175
                                                               -------      -------

                           TOTAL LIABILITIES                       925          175
                                                               -------      -------
     STOCKHOLDERS' EQUITY

       Common Stock - par value $0.0001;
         100,000,000 shares authorized;
         5,000,000 issued and outstanding                          500          500

       Additional paid in capital                                  325          125

       Preferred Stock - Par value $0.0001;
         20,000,000 shares authorized;
         none issued and outstanding                                 0            0

       Accumulated Deficit                                      (1,740)        (797)
                                                               -------      -------

       Total stockholders' equity                                 (915)        (172)
                                                               -------      -------


           TOTAL LIABILITIES AND EQUITY                        $    10      $     3
                                                               =======      =======

              The accompanying notes are an integral part of these
                              financial statements.

                                SEGWAY VII CORP.
                             STATEMENT OF OPERATIONS
          For the twelve months ended December 31, 2001, from inception
                      (April 6, 2000) through December 31,
       2000, and from inception (April 6, 2000) through December 31, 2001


                                                   Twelve Months   From Inception to     From Inception
                                               December 31, 2001   December 31, 2000    To December 31, 2001
REVENUE       Sales                             $         0      $         0      $          0
              Cost of sales                               0                0                 0
                                                -------------     ----------      ------------

     GROSS PROFIT                                         0                0                0

     GENERAL AND ADMINISTRATIVE EXPENSES                943              797            1,740
                                                -----------      -----------      -----------

     NET LOSS                                          (943)            (797)     $    (1,740)
                                                -----------      -----------      -----------

     ACCUMULATED DEFICIT, BEGINNING BALANCE            (797)               0
                                                -----------      -----------

     ACCUMULATED DEFICIT, ENDING BALANCE        $    (1,740)     $      (797)
                                                ===========      ===========

NET EARNINGS PER SHARE

         Basic and Diluted

         Net loss per share                  (Less than .01)

Basic and Diluted Weighted Average

    Number of Common Shares Outstanding           5,000,000

              The accompanying notes are an integral part of these
                              financial statements.

                                SEGWAY VII CORP.
                        STATEMENT OF STOCKHOLDERS' EQUITY
             From inception (April 6, 2000)through December 31, 2001

                               SHARES          COMMON STOCK     ACCUMULATED DEFICIT      TOTAL
                           -------------      -------------     -----------------     ------------
Stock issued for cash         5,000,000           $    625                              $      625

Net loss                                                            $       (797)             (797)
                            ------------       ------------      ----------------      ------------

Total at December 31, 2000    5,000,000                625                  (797)             (172)

Contributed capital

 by shareholders                                       200                                     200

Net loss                                                                    (943)             (943)
                            -------------      -------------      ---------------      ------------

Total at December 31, 2001   5,000,000         $      874           $     (1,740)        $    (915)
                            =============      =============      ===============      ============

              The accompanying notes are an integral part of these
                              financial statements.

                                SEGWAY VII CORP.
                             STATEMENT OF CASH FLOWS
             For the twelve months ended December 31, 2001, and from
               inception (April 6, 2000) through December 31, 2001


     CASH FLOWS FROM OPERATING ACTIVITIES                December 31, 2001  From Inception
             Net income (loss)                              $      (943)      $ (1,740)

                  Increases (Decrease) in accrued expenses          750            925
                                                            -------------    ----------

         NET CASH PROVIDED OR (USED) IN OPERATIONS                 (193)          (815)

     CASH FLOWS FROM FINANCING ACTIVITIES

             None                                                     0              0

     CASH FLOWS FROM INVESTING ACTIVITIES

             Proceeds from issuance of common stock                   0            625
             Proceeds from capital contributions                    200            200
                                                             ------------     ---------

                                                                    200            825

     CASH RECONCILIATION

             Net increase (decrease) in cash                          7             10
             Beginning cash balance                                   3              0
                                                               -----------   -----------

     CASH BALANCE AT END OF YEAR                                     10             10
                                                               ===========   ===========

              The accompanying notes are an integral part of these
                              financial statements.

                                SEGWAY VII CORP.

1. Summary of significant accounting policies:
   ------------------------------------------

Industry - Segway VII Corp. (The Company), a Company incorporated in the state of New Jersey as of April 6, 2000, plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock- for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

Results of Operations and Ongoing Entity - The Company is considered to be an ongoing entity. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources - In addition to the stockholder funding capital shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting - The Company's financial statements are prepared in accordance with generally accepted accounting principles.

Income Taxes - The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments - The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk - Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions and Going Concern:
   --------------------------------------------

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholders fund The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3. Accounts Receivable and Customer Deposits:
   -----------------------------------------

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:
   ----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:
   ----------------------------

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. Accrued Expenses:
   ----------------
Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7. Operating Lease Agreements:
   --------------------------

The Company has no agreements at this time.

8. Stockholder's Equity:
   --------------------

Common Stock includes 100,000,000 shares authorized at a par value of $0.0001, of which 5,000,000 have been issued for the amount of $625. The shareholders contributed an additional $200 to capital during the year 2001. The Company has also authorized 20,000,000 shares of preferred stock at a par value of $0.0001, none of which have been issued.

9. Required Cash Flow Disclosure for Interest and Taxes Paid:
   ---------------------------------------------------------

The company has paid no amounts for federal income taxes and interest.

10. Earnings Per Share:
    ------------------

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

                               WAYCOOL3D.COM, INC

                           A DEVELOPMENT STAGE COMPANY

                           EAST GRAND FORKS, MINNESOTA

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                   TOGETHER WITH INDEPENDENT AUDITOR'S REPORT

                               WAYCOOL3D.COM, INC.

                           A DEVELOPMENT STAGE COMPANY

                           EAST GRAND FORKS, MINNESOTA

                                TABLE OF CONTENTS

                                                           Page

INDEPENDENT AUDITOR'S REPORT                                 1

BALANCE SHEET                                                2

STATEMENT OF OPERATIONS                                      3

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY                 4

STATEMENT OF CASH FLOWS                                      5

NOTES TO FINANCIAL STATEMENTS                                6-8


                          * * * * * * * * * * * * * * *

BRADY
MARTZ

-----------------------------


CERTIFIED PUBLIC ACCOUNTANTS
AND CONSULTANTS


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
WayCool3D.com, Inc.
East Grand Forks, Minnesota

We have audited the balance sheet of WayCool3D.com, Inc. (A Development Stage Company) as of December 31, 2001 and 2000, and the related statements of operations, changes in shareholders' equity, and cash flows for the year ended December 31, 2001 and the period from May 20, 2000 (the date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WayCool3D.com, Inc. as of December 31, 2001 and 2000, and the results of its operations, changes in shareholders' equity, and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Brady Martz

BRADY, MARTZ & ASSOCIATES, P.C.

February 4, 2002


BRADY, MARTZ & ASSOCIATES, P.C.
401 Demers Avenue Suite 300, P.O. Box 14296
Grand Forks, ND  58208-4296 (701) 775-4685 Fax (701) 795-7498

OTHER OFFICES:  Minot and Bismarck, ND
                Thief River Falls, MN

                               WAYCOOL3D.COM, INC.
                           A DEVELOPMENT STAGE COMPANY
                                  BALANCE SHEET
                           December 31, 2001 and 2000

                                     ASSETS               2001                 2000
                                                        ---------           ---------
    CURRENT
       Cash and Cash equivalents                        $  15,909           $     564
       Inventory                                           24,918
       Employee Receivable                                    200
       Prepaid Expenses                                     2,908
                                                                            ---------
          Total                                         $  43,935           $     564
                                                        ---------           ---------

    PROPERTY AND EQUIPMENT
       Equipment                                        $  52,378           $   1,000
       Less: Accumulated Depreciation                      (3,451)                (36)
                                                        ---------           ---------
         Total                                          $  48,927           $     964
                                                        ---------           ---------
    OTHER

       Patent and Trademark, Net                        $   2,937           $   1,000
                                                        ---------           ---------

    TOTAL ASSETS                                        $  95,799           $   2,258
                                                        ---------           ---------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT

       Accounts Payable                                 $  36,115
       Accrued Payroll                                      9,547
       Interest Payable                                     2,377
       Current Notes Payable                               35,736
       Accrued Taxes and Expenses                           2,998
                                                        ---------
          Total                                         $  86,773
                                                        ---------
    OTHER

       Related Party Notes Payable                      $ 180,000
                                                        ---------
    LONG-TERM DEBT
       Notes Payable                                    $ 139,264
                                                        ---------
         Total Liabilities                              $ 406,037
                                                        ---------
    STOCKHOLDERS' EQUITY
      Common Stock, $.001 par value
         50,000,000 shares authorized
         2001-26,240,000 shares issued
         2000-2,100,000 shares issued                   $  26,240           $   2,100
      Paid in Excess of Par                                41,862              35,944
      Deficit Accumulated in Development Stage           (378,340)            (35,516)
                                                        ---------           ---------
        Total Stockholders' Equity (Deficit)            $(310,238)          $   2,528
                                                        ---------           ---------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $  95,799           $   2,528
                                                        ---------           ---------

                 See Accompanying Notes to Financial Statements

                              WAYCOOL3D.COM, INC.
                           A DEVELOPMENT STAGE COMPANY
                             STATEMENT OF OPERATIONS
                For the Periods Ended December 31, 2001 and 2000

                                                                                             Cumulative
                                                                                             Total from
                                                                                            Inception to
                                                        2001              2000               12/31/01
                                                    ---------           ---------           ---------
SALES REVENUE                                       $     250           $       0           $     250
                                                    ---------           ---------           ---------
OPERATING EXPENSES
         Advertising                                $   7,265           $   7,265
         Consulting and Professional                  175,250           $  34,894             210,144
         Contract Labor                                14,716                                  14,716
         Depreciation/Amortization                      3,478                  36               3,514
         Dues and Subscriptions                         1,404                                   1,404
         Insurance                                      3,880                                   3,880
         Interest Expense                               3,072                                   3,072
         Miscellaneous                                    525                  60                 585
         Office Supplies                                3,229                  46               3,275
         Payroll Taxes                                  4,142                                   4,142
         Postage and Printing                          11,174                                  11,174
         Rent                                          14,152                                  14,152
         Repairs and Maintenance                        2,801                                   2,801
         Research and Development                         289                                     289
         Salaries                                      63,710                  50              63,760
         Sales/Use Tax                                    591                                     591
         Shipping                                         178                                     178
         Shop/Production Supplies                       2,326                                   2,326
         Telephone                                      7,385                 430               7,815
         Travel and Entertainment                      23,062                                  23,062
         Utilities                                        954                                     954
                                                    ---------           ---------           ---------
                  Total Operating Expenses          $ 343,583           $  35,516           $ 379,099
                                                    ---------           ---------           ---------

INTEREST INCOME                                     $     509                               $     509
                                                    ---------           ---------           ---------

NET LOSS                                            $(342,824)          $ (35,516)          $(378,340)
                                                    =========           =========           =========

                 See Accompanying Notes to Financial Statements

                               WAYCOOL3D.COM, INC.
                           A DEVELOPMENT STAGE COMPANY
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                For the Periods Ended December 31, 2001 and 2000

                                                                   Deficit
                                                                   Accumulated in
                                              Common     Capital   Development
                                              Stock      Surplus   Stage              Total
                                            ---------   --------  ---------------   --------
2000
----
Balance, May 20, 2000                       $       0   $      0   $       0        $      0

     Issuance of Common Stock for Cash            106      5,994                       6,100
     Issuance of Common Stock for Services      1,994     29,950                      31,944

Net Loss                                                              (35,516)       (35,516)
                                            ---------   --------   ----------       --------

Balance, December 31, 2000                  $   2,100   $ 35,944   $  (35,516)      $  2,528

2001
----

     Issuance of Common Stock for Cash          2,500                                  2,500
     Issuance of Common Stock for Services     21,640      5,918                      27,558

Net Loss                                                             (342,824)      (342,824)
                                            ---------   --------   ----------       --------

Balance, December 31, 2001                 $   26,240   $ 41,862   $ (378,340)     $(310,238)
                                            =========   ========   ==========       ========

                 See Accompanying Notes to Financial Statements

                               WAYCOOL3D.COM, INC.
                           A DEVELOPMENT STAGE COMPANY
                             STATEMENT OF CASH FLOWS
                For the Periods Ended December 31, 2001 and 2000

                                                                               Cumulative
                                                                               Total from
                                                                               Inception to
                                                   2001         2000           12/31/01
                                                 -------       -------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss                                     $(342,824)    $(35,516)        $(378,340)
   Adjustments to Reconcile Net Loss to Net
    Cash Provided by Operating Activities:
      Depreciation and Amortization                 3,478           36             3,514
      Expenses Satisfied by Stock Issuances        27,558       30,944            58,502
      Increase in Accounts Receivable                (200)                          (200)
      Increase in Prepaid Assets                   (2,908)                        (2,908)
      Increase in Inventory                       (24,918)                       (24,918)
      Increase in Accounts Payable                 36,114                         36,114
      Increase in Accrued Liabilities              14,923                         24,923
                                                ----------    ---------        --------------

NET CASH USED BY OPERATING ACTIVITIES          $(288,777)     $ (4,536)        $(293,313)
                                               -----------    ---------        --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Plant and Equipment Purchases                $ (51,378)     $ (1,000)        $ (52,378)
  Additions to Intangibles                        (2,000)                         (2,000)
                                               -----------    ---------        --------------

NET CASH USED BY INVESTING ACTIVITIES          $ (53,378)     $ (1,000)        $ (54,378)
                                               -----------    ---------        --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of Common Stock                     $   2,500      $ 6,100          $   8,600
  Proceeds from Notes Payable                    355,000                         355,000
                                               -----------    ---------        --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES      $ 357,500      $ 6,100          $ 363,600
                                               -----------    ---------        --------------


NET INCREASE IN CASH AND CASH EQUIVALENTS      $ 15,345      $   564            $ 15,909

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD    564
                                               ---------     ----------         -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD     $ 15,909      $   564            $ 15,909
                                               ---------     ----------         -------------

           See Accompanying Notes to Consolidated Financial Statement

                          NOTES TO FINANCIAL STATEMENTS

                             As of December 31, 2001

NOTE 1  Summary of Significant Accounting Policies
--------------------------------------------------

The Corporation is a development stage company and has not yet begun full operations. When fully implemented the company will operate as a product manufacturer and wholesaler in East Grand Forks, Minnesota. The operations will consist primarily of manufacturing numerous types of products which project a 3D image.

Cash and cash equivalents include deposits in local banks.

Inventories are valued at the lower of cost (first-in first-out method) or market value. Inventory includes raw materials, work in process, and finished goods. Inventory at December 31, 2001 is comprised entirely of raw materials.

Property and equipment are capitalized at cost, while maintenance and repairs, which do not enhance the value or increase the basic productive capacity of the property, are charged to expense as incurred. Depreciation is computed using the straight-line method, over estimated useful lives of three to seven years.

The patents and trademarks, are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over 15 and 40 year periods, respectively. Current year and accumulated amortization was $63 for 2001, there was no amortization taken in 2000.

Advertising costs are expensed as incurred.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at December 31, 2001 and revenues and expenses during the period then ended. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

NOTE 2  Related Party Transactions
----------------------------------

The corporation has an unsecured line of credit with a shareholder in the amount of $100,000. It expires on February 2, 2002, and has an interest rate at 5.75%. As of December 31, 2001 the outstanding balance was $80,000.

The corporation also has a note payable to Lani Hatch, who is a shareholder, in the amount of $100,000. There is no stated interest rate on this note, it guarantees a 30% return upon WayCool receiving funding.

The corporation also has entered into numerous noncash transactions by issuing stock during 2001 and 2000 for services and fees incurred during start up, which total $27,558 and $30,944, respectively.

NOTE 3  Depreciation
--------------------

Depreciation expense included in operating expenses for the years end December 31, 2001 and 2000 is $3,415 and $36, respectively.

NOTE 4  Notes Payable
---------------------

Notes payable at December 31, 2001 consists of the following:


                                             Interest        2001
                                             Rate           Amount     Collateral
                                             ----           ------     ----------
        City of East Grand Fork              4.00%          $150,000    Inventory, fixtures &
                                                                        equipment

        Maurice Horn                                          25,000    Unsecured
                                                            --------
        Total                                               $175,000
        Current Position                                      35,736
                                                            --------
                                                            $139,264
                                                            ========

The required principal payments for the next five years and thereafter are as follows:

                      2002                  $35,736
                      2003                   13,120
                      2004                   13,654
                      2005                   14,210
                      2006                   14,789
                                            -------
                          Total            $175,000
                                           ========

The note payable to Maurice Horn guarantees a 30% return, upon the corporation receiving funding.

NOTE 5  Operating Leases
------------------------

WayCool3D.com, Inc. leases office space, workshop space, and a copier for its operation. These leases are operating leases and have the following minimum lease payments for the next two years:

                          2002          $38,190
                          2003           38,190
                                        -------
                                        $76,380
                                        =======

The leases for the office space and the workshop space are on a monthly basis and are cancelable at anytime.

NOTE 6  Income Taxes
--------------------

The corporation has net operating loss carryforwards of $383,523 which expire between 2020 and 2021. Income tax benefit realization is dependent on the corporation generating sufficient tax income prior to the expiration of the loss carryforward. Deferred tax assets of $57,528 are completely offset by a valuation reserve due to the lack of earnings history for the corporation.

NOTE 7  Consulting Fees
-----------------------

Consulting and professional fees incurred during the first two years of operations were paid in connection with receiving professional advice about formation and funding, technical expertise, and sales consulting.


                            ************************

                                 WAYCOOL3D, INC.

    Maximum of 800,000 shares of our common stock @ $.50 per share ($400,000)

                 1,880,000 shares of our common stock by selling
                  security holders at a price of $.50 per share
                 until our shares are quoted on the OTC Bulletin
 Board and thereafter at prevailing market prices or privately negotiated prices

                                   PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell our shares of common stock and is not soliciting an offer to buy shares of our common stock in any state where the offer or sale is not permitted.

                                               , 2002

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of our director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the New Jersey Statutes, or (iv) for any transaction from which the director derived an improper personal benefit.

The by-laws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as our directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when our Board of Directors approves such settlement and reimbursement as being for the best interests of us. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by New Jersey law.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes our officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.

Shareholders who have suffered losses in connection with the purchase or sale of their interest in us in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by us; none shall be borne by any selling security holders.

SEC Registration fee.....................................$   125
Blue sky fees and expenses...............................$ 5,000
Transfer agent and registrar fees........................$ 2,500
Printing and engraving expenses..........................$ 5,000
Legal fees and expenses..................................$25,000
Accounting fees and expenses............................ $ 7,500
Miscellaneous............................................$ 4,875

Total....................................................$50,000

All amounts other than the SEC registration fee are estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

On April 19, 2000, we issued 4,000,000 founder's shares of our common stock at a purchase price of $500 to Richard I. Anslow, our former sole executive officer and sole director, pursuant to an exemption from registration provided by
Section 4(2) of the 1933 Securities Act.

On August 4, 2000, we issued 1,000,000 shares of our common stock at a purchase price of $125 to Gregg E. Jaclin, pursuant to an exemption from registration provided by Section 4(2) of the 1933 Securities Act.

On March 25, 2002, we authorized a 2-1 forward split of our outstanding shares increasing the amount of shares outstanding to 10,000,000.

Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT           DESCRIPTION

3.0  Articles of Incorporation of Waycool3D, a New Jersey corporation

3.1 Articles of Amendment to the Articles of Incorporation of Waycool3D, Inc., a New Jersey corporation

3.2  Bylaws of Waycool3D, Inc., a New Jersey corporation

3.3  Articles of Incorporation of Waycool3D.com, Inc., a Nevada corporation

3.4  Bylaws of Waycool3D.com, Inc, a Nevada corporation

5.1  Opinion of Anslow & Jaclin LLP

10. Stock Purchase Agreement and Share exchange dated May 1, 2002 between Segway VII Corp. and Waycool3d.com, Inc.

23.1 Consent of Gately & Associates, LLC (1)

23.2 Consent of Brady, Martz & Associates, PC

23.3 Consent of Anslow & Jaclin LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included on page II-6 of the registration statement)

(1)  To be filed with amendment.
                                      II-3

Item 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Grand Forks, State of Minnesota, on the 8th day of May, 2002.

                               Waycool3D, Inc.



                               By:  /s/ Bradly Kerr
                               --------------------------------------------
                                        Bradly Kerr
                                        President and Director

                                POWER OF ATTORNEY

The undersigned directors and officers of Waycool3d, Inc., hereby constitute and appoint Bradly Kerr, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                     DATE
---------                           -----                     ----


/s/ Bradly Kerr                  President and Director      May 8, 2002
----------------
Bradly Kerr


/s/ John Zavoral                 Secretary and Director      May 8, 2002
----------------
John Zavoral


/s/ Peter Zavoral                Treasurer and Director      May 8, 2002
_________________
Peter Zavoral

                                      II-5